--------------------------------------------------------------------------------


                            NORTHWESTERN CORPORATION


                                       TO


                              THE BANK OF NEW YORK


                                       AND


                                MARYBETH LEWICKI


                         As Trustees under Mortgage and
                           Deed of Trust, dated as of
                 October 1, 1945, with NorthWestern Corporation


                               -----------------


                       TWENTY-THIRD SUPPLEMENTAL INDENTURE

                       Providing, among other things, for

            the succession of MaryBeth Lewicki to Douglas J. MacInnes
               as Co-Trustee under such Mortgage and Deed of Trust

                                       and

         First Mortgage Bonds, Credit Agreement (2002) Series, due 2006


                               -----------------


                          Dated as of February 1, 2003




--------------------------------------------------------------------------------

                       TWENTY-THIRD SUPPLEMENTAL INDENTURE

                                 --------------

                  THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of February
1, 2003, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the
"Company"), having its principal office at 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104, and THE BANK OF NEW YORK (hereinafter called the "Corporate Trustee"), a corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, New York, New York 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York)), and MARYBETH LEWICKI, whose post office address is c/o The Bank of New York, 101 Barclay Street, New York, New York 10286, who hereby is appointed successor Co-Trustee to Douglas J. MacInnes (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley and W.T. Cunningham) (said MaryBeth Lewicki being hereinafter sometimes called the "Co-Trustee", and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the "Mortgage" and, together with any indentures supplemental thereto, the "Indenture"), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the "Company-New Jersey"), as indirect predecessor under the Mortgage to the Company (the Company being successor under the Mortgage to NorthWestern Energy, L.L.C. (hereinafter called "NorthWestern Energy"), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana, and NorthWestern Energy being the successor under the Mortgage to The Montana Power Company, a corporation of the State of Montana (hereinafter called the "Company-Montana")), to Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the "Twenty-third Supplemental Indenture") being supplemental thereto;

                  WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and

                  WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the "First Supplemental Indenture"), and its Second Supplemental
Indenture, dated as of April 1, 1959 (hereinafter called the "Second Supplemental Indenture"); and

                  WHEREAS,   the   Company-New   Jersey  was  merged   into  the
Company-Montana on November 30, 1961, and to evidence the succession of the Company-Montana to the Company-New Jersey for purposes of the bonds and the Indenture and the assumption by the Company-Montana of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the "Third Supplemental Indenture"); and

                  WHEREAS, the Company-Montana executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the "Fourth Supplemental Indenture"); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the "Fifth Supplemental Indenture"); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the "Sixth Supplemental Indenture"); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the "Seventh Supplemental Indenture"); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the "Eighth Supplemental Indenture"); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the "Ninth Supplemental Indenture"); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the "Tenth Supplemental Indenture"); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the "Eleventh Supplemental Indenture"); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the "Twelfth Supplemental Indenture"); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the "Thirteenth Supplemental Indenture"); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the
"Fourteenth Supplemental Indenture"); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the "Fifteenth Supplemental Indenture"); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the "Sixteenth Supplemental Indenture"); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the "Seventeenth Supplemental Indenture"); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the "Eighteenth Supplemental Indenture"); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the "Nineteenth Supplemental Indenture"); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the "Twentieth Supplemental Indenture"); and

                  WHEREAS,  the  Company-Montana  was merged  into  NorthWestern
Energy (under its then name, The Montana Power, L.L.C.) on February 13, 2002, and to evidence the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana for purposes of the bonds and the Indenture and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana in the bonds and in the Indenture contained and to enable NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to have and exercise the powers and rights of the Company-Montana under the Indenture in accordance with the terms thereof, NorthWestern Energy (under its then name, The Montana Power, L.L.C.) executed and delivered to the Trustees its Twenty-First Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the "Twenty-first Supplemental Indenture"); and

                  WHEREAS, NorthWestern Energy changed its name from The Montana Power, L.L.C. to NorthWestern Energy, L.L.C. on March 19, 2002; and

                  WHEREAS, NorthWestern Energy transferred, subject to the Lien of the Indenture, substantially all of the Mortgaged and Pledged Property as an entirety to the Company on November 20, 2002 (the "Transfer Date"), and to evidence the succession of the Company to NorthWestern Energy for purposes of the bonds and the Indenture and the assumption by the Company of the covenants and conditions of NorthWestern Energy in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of NorthWestern Energy under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Twenty-second Supplemental Indenture, dated as of November 15, 2002 (hereinafter called the "Twenty-second Supplemental Indenture"); and

                  WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first and Twenty-second Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and

                  WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

                  WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl
R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R.
Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

                  WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

                  WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

                  WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and

                  WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

                  WHEREAS, as permitted by Section 101 and Section 102 of the Mortgage (as heretofore supplemented), and there being no Default and no occurrence of an event which, after notice, the passage of time, or both, would constitute a Default, the Company desires to remove Douglas J. MacInnes as Co-Trustee under the Mortgage and to appoint MaryBeth Lewicki as successor Co-Trustee under the Mortgage, subject to the conditions of Article XVII of the Mortgage, effective as of the close of business on February 7, 2003, and said MaryBeth Lewicki desires to accept such appointment, effective as of the close of business on February 7, 2003, in each case, pursuant to this Twenty-third Supplemental Indenture;

                  WHEREAS, the Company-New Jersey or the Company-Montana has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:


                                                                         Principal
                                                                          Amount             Principal Amount
                           Series                                         Issued               Outstanding
                           ------                                         ------               -----------

2-7/8% Series due 1975 ...................................             $40,000,000                NONE
3-1/8% Series due 1984 ...................................               6,000,000                NONE
4-1/2% Series due 1989 ...................................              15,000,000                NONE
8-1/4% Series due 1974 ...................................              30,000,000                NONE
7-1/2% Series due 2001 (Fifth)............................              25,000,000                NONE
8-5/8% Series due 2004....................................              60,000,000                NONE
8-3/4% Series due 1981....................................              30,000,000                NONE
9.60% Series due 2005.....................................              35,000,000                NONE
9.70% Series due 2005.....................................              65,000,000                NONE

                                                                         Principal
                                                                          Amount             Principal Amount
                           Series                                         Issued               Outstanding
                           ------                                         ------               -----------

9-7/8% Series due 2009....................................              50,000,000                NONE
11-3/4% Series due 1993...................................              75,000,000                NONE
10/10-1/8% Series due 2004/2014...........................              80,000,000                NONE
8-1/8% Series due 2014....................................              41,200,000                NONE
7.70% Series due 1999 (Fourteenth)........................              55,000,000                NONE
8-1/4% Series due 2007 (Fifteenth)........................              55,000,000                $365,000
8.95% Series 2022 (Sixteenth).............................              50,000,000               1,466,000
Secured Medium-Term Notes (Seventeenth)...................              68,000,000              13,000,000
7% Series due 2005 (Eighteenth)...........................              50,000,000               5,386,000
6-1/8% Series due 2023 (Nineteenth).......................              90,205,000              90,205,000
5.90% Series due 2023 (Twentieth).........................              80,000,000              80,000,000
0% Series due 1999 (Twenty-first).........................             210,321,007                NONE
7.30% Series due 2006 (Twenty-second).....................             150,000,000             150,000,000

which bonds are also hereinafter sometimes called "Bonds of the First through Twenty-second Series", respectively; and


                  WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

                  WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and

                  WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Indenture; and

                  WHEREAS, the execution and delivery by the Company of this Twenty-third Supplemental Indenture, and the terms of the Bonds of the Twenty-third Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That the Company, pursuant to Section 101 of the Mortgage (as heretofore supplemented), and by order of its Board of Directors, hereby removes Douglas J. MacInnes as Co-Trustee under the Mortgage (and will furnish to said Douglas J. MacInnes a manually signed original of this Supplemental Indenture as an instrument of such removal) effective as of the close of business on February 7, 2003;

                  That, pursuant to Section 102 of the Mortgage (as heretofore supplemented), and by order of its Board of Directors, the Company hereby appoints MaryBeth Lewicki as successor Co-Trustee under the Mortgage, subject to the conditions of Article XVII thereof, effective as of the close of business on February 7, 2003;

                  That the undersigned MaryBeth Lewicki, a citizen of the United States of America, hereby accepts her appointment by the Company as successor Co-Trustee under the Mortgage (and, pursuant to Section 104 of the Mortgage, will furnish to said Douglas J. MacInnes and the Company a manually signed original of this Supplemental Indenture as an instrument of such acceptance) effective as of the close of business on February 7, 2003;

                  That the Company will proceed with the publication of the notice of the aforesaid removal and the notice of the aforesaid appointment, as required, respectively, by Section 101 and Section 102 of the Mortgage (as heretofore supplemented), in substantially the forms provided, respectively, in Exhibit A-1 and Exhibit A-2 attached hereto;

                  That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Douglas J. MacInnes, who is being removed as Co-Trustee effective as of the close of business on February 7, 2003, and to MaryBeth Lewicki, who is being appointed as Co-Trustee and accepting such appointment as Co-Trustee effective as of the close of business on February 7, 2003, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing, or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits, all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

                  TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                  IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

                  PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented;
(6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

                  TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Co-Trustee and (to the extent of its legal capacity to hold the same for the purposes hereto) unto the Corporate Trustee, as Trustees, and their successors and assigns forever.

                  IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Twenty-third Supplemental Indenture being supplemental thereto.

                  AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

                  SUBJECT   NEVERTHELESS,   to  the   limitation   permitted  by
subsection (I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises owned by the Company on the Transfer Date or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder.

                  The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:

                                   ARTICLE I

                          Twenty-third Series of Bonds

                  Section 1.1 There shall be a series of bonds designated "Credit Agreement (2002) Series, due 2006" (such series herein sometimes referred to as the "Twenty-third Series" and the bonds of such series herein sometimes referred to as the "Bonds of the Twenty-third Series") each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which as established by Resolution of the Board of Directors of the Company, shall be substantially as provided in Exhibit B attached hereto and, thereby, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

                  Bonds of the Twenty-third Series shall be issued to Credit Suisse First Boston, acting through its Cayman Islands Branch, as collateral agent (together with its successors in such capacity, the "Collateral Agent") under the Bond Collateral Agreement, dated as of February 10, 2003 (as amended or otherwise modified, or as waived, or as replaced in each case, from time to time in accordance with its terms, the "Collateral Agreement"), between the Company and the Collateral Agent, to secure the obligations of the Company to pay when due the Applicable Share (as hereinafter defined) of the principal of and interest on the loans (the "Loans") made and outstanding under the Credit Agreement, dated as of December 17, 2002 (as amended or otherwise modified, or as waived, or as replaced, in each case, from time to time in accordance with its terms, the "Credit Agreement"), among the Company, as borrower, the several lenders from time to time parties thereto (the "Lenders") and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent (together with its successors in such capacity, the "Administrative Agent").

                  As used herein, "Applicable Share" means, as of any day, a fraction (expressed as a percentage rounded to the eighth decimal place), (i) the numerator of which is the aggregate principal amount of the Bonds of the Twenty-third Series that are Outstanding on such day, and (ii) the denominator of which is the sum of (a) the aggregate principal amount of the Bonds of the Twenty-third Series that are Outstanding on such day, plus (b) the aggregate principal amount of the New Mortgage Bonds, Credit Agreement (2002) Series, due 2006, of the Company (the "South Dakota Credit Agreement Bonds") that are outstanding on such day under the Company's Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, relating (among other things) to property owned by the Company in the States of South Dakota, Nebraska, Iowa and North Dakota (as amended and supplemented, the "South Dakota Mortgage"). Initially, the Applicable Share will be 71.79487179% (being the expression as a percentage (rounded to the eighth decimal place) of a fraction, the numerator of which is $280,000,000 (the aggregate principal amount of the Bonds of the Twenty-third Series that are to be issued and become Outstanding) and the denominator of which is $390,000,000 (the sum of $280,000,000, the aggregate principal amount of the Bonds of the Twenty-third Series that are to be issued and become
Outstanding, plus $110,000,000, the aggregate principal amount of the South Dakota Credit Agreement Bonds that are to be issued and become outstanding under the South Dakota Mortgage simultaneously with the issuance of the Bonds of the Twenty-third Series). Pursuant to the Collateral Agreement, the Collateral Agent will furnish to the Corporate Trustee (with a copy to the Company) as soon as practicable after any change in the Applicable Share, a certificate, signed by a person purporting to be its duly authorized officer, notifying the Corporate Trustee of such change in the Applicable Share (an "Applicable Share Certificate"). Each Applicable Share Certificate shall set forth (i) the changed Applicable Share, (ii) the date such change occurred, (iii) the aggregate principal amount of the Bonds of the Twenty-third Series then Outstanding, and
(iv) the aggregate principal amount of the South Dakota Credit Agreement Bonds then outstanding under the South Dakota Mortgage. The Corporate Trustee may conclusively presume that the Applicable Share is

71.79487179% unless and until the Corporate Trustee receives an Applicable Share Certificate. Following receipt by the Corporate Trustee of an Applicable Share Certificate, the Corporate Trustee may conclusively presume that the Applicable Share is as set forth in such Applicable Share Certificate unless and until the Corporate Trustee receives a subsequent Applicable Share Certificate (and the Corporate Trustee shall be fully protected in relying thereon).

                  Bonds of the Twenty-third Series shall mature on December 1, 2006 (the "Maturity Date"), with an installment of the principal of the Bonds of the Twenty-third Series in an amount equal to $700,000 (said amount representing one quarter of one percent (0.25%) of the original aggregate principal amount of the Bonds of the Twenty-third Series) being payable on the last Business Day (as hereinafter defined) of each March, June, September and December occurring prior to the Maturity Date, commencing March 31, 2003, and the balance of the principal of the Bonds of the Twenty-third Series being payable on the Maturity Date (in each case, unless an equal installment or balance of principal of the Loans is not due and payable on such Business Day or on the Maturity Date, as applicable, in accordance with the Credit Agreement by reason of prior prepayment of the Loans (in which event, there shall be due and payable on the Bonds of the Twenty-third Series on such Business Day or on the Maturity Date, as applicable, an amount of principal of said Bonds equal to the Applicable Share of the amount of principal of the Loans that is payable on such Business Day or on the Maturity Date, as applicable, in accordance with the Credit Agreement)); they shall be issued as fully registered bonds in denominations of One Thousand Dollars or in any integral multiple of One Dollar in Excess of One Thousand Dollars; the unpaid principal amount of the Bonds of the Twenty-third Series shall bear interest at one or more variable interest rates per annum which rate or rates for each day shall be equal to the rate or rates per annum borne by the Loans in accordance with the Credit Agreement for such day (calculated in the manner provided in the Credit Agreement for the calculation of interest on the Loans), payable on each day on which interest is payable on the Loans in accordance with the Credit Agreement (and in an amount equal to the Applicable Share of the amount of interest that is payable on the Loans on such day in accordance with the Credit Agreement) to the Collateral Agent, as the registered owner, without regard to, or necessity for, any record date; the principal of and interest on each said Bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Twenty-third Series shall be dated as in Section 10 of the Mortgage provided. As used herein, "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  For the avoidance of any doubt, it is expressly stated that scheduled amortization payments with respect to the Bonds of the Twenty-third Series (as specified for the Bonds of the Twenty-third Series prior to the Maturity Date pursuant to the preceding paragraph of this Section 1.1) shall not constitute a redemption in part of the Bonds of the Twenty-third Series for purposes of Section 53 of the Mortgage (as supplemented) (and, therefore, surrender of the Bonds of the Twenty-third Series shall not be a condition to the receipt by the registered owners of the Bonds of the Twenty-third Series of such scheduled amortization payments).

                  At the option of the registered owner, any Bonds of the Twenty-third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

                  Bonds of the Twenty-third Series shall not be transferable except to any successor Collateral Agent under the Collateral Agreement; provided, however, that, subject to compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"),
(i) on or after the day on which the Loans are accelerated in accordance with the Credit Agreement (the "Acceleration Day"), all (but not less than all) of the Bonds of the Twenty-third Series shall be transferable by the Collateral Agent (together with all (but not less than all) of the South Dakota Credit Agreement Bonds) to or upon the order of the Lenders in full satisfaction and discharge of the Loans and the Obligations (as defined in the Collateral
Agreement) pursuant to Section 4.1 of the Collateral Agreement, and (ii) following such transfer by the Collateral Agent, Bonds of the Twenty-third Series shall be transferable (without restriction (except as hereinafter in the following two paragraphs described)) by the registered owners thereof.

                  As a condition precedent to any transfer of the Bonds of the Twenty-third Series by the Collateral Agent, the Collateral Agent shall submit to the Company, the Corporate Trustee and, if applicable, any bond registrar or transfer agent for the Bonds of the Twenty-third Series (in addition to all other documents and instruments required to be submitted pursuant to the Mortgage) a certificate of the Collateral Agent, signed by a person purporting to be its duly authorized officer, certifying that the transferee in such transfer is a successor Collateral Agent under the Collateral Agreement or that the transferees in such transfer are the Lenders or persons or entities specified by the Lenders to which on or after the Acceleration Day all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds are being transferred in full satisfaction and discharge of the Loans and the Obligations (as defined in the Collateral Agreement) pursuant to Section 4.1 of the Collateral Agreement (and the Corporate Trustee may conclusively presume the statements in any such certificate of the Collateral Agent to be correct and shall be fully protected in relying thereon). As a condition precedent to any transfer of any Bond of the Twenty-third Series to a transferee other than a successor Collateral Agent, the transferor in such transfer shall deliver to the Company, the Corporate Trustee and, if applicable, any bond registrar or transfer agent for the Bonds of the Twenty-third Series (in addition to all other documents and instruments required to be submitted pursuant to the Mortgage), (i) an opinion of counsel reasonably satisfactory to the Company, the Corporate Trustee and, if applicable, any bond registrar or transfer agent for the Bonds of the Twenty-third Series, or (ii) a certificate of the transferor in such transfer, signed by a person purporting to be its duly authorized officer, reasonably satisfactory to the Company, the Corporate Trustee and, if applicable, the bond registrar or transfer agent for the Bonds of the Twenty-third Series, in either case, to the effect that such transfer is either (A) covered by an effective registration statement of the Company under the Securities Act

(setting forth the registration number and the date of effectiveness of such registration statement), or (B) exempt from registration under the Securities Act (setting forth the applicable exemption from registration being relied upon and the reason such exemption is applicable to such transfer).

                  Any transfer of Bonds of the Twenty-third Series (i) shall be subject to the provisions of Section 12 of the Mortgage, except that the provisions of the last two sentences of such Section 12 shall not be applicable to any transfer of Bonds of the Twenty-third Series which occurs on or prior to the Remedy Exercise Day (as hereinafter defined) (and the Company hereby waives the provisions of such sentences with respect to any such transfer), and (ii) shall be made at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                  The Company hereby waives any right to make any charge for any exchange or transfer of Bonds of the Twenty-third Series by the Collateral Agent or any person or entity that is a direct transferee of the Collateral Agent (but not by any other transferee of Bonds of the Twenty-third Series), whether to reimburse itself for any tax or taxes or other governmental charge or otherwise (it being understood that the Company shall pay any tax or taxes or governmental or other charge which may be payable by reason of any exchange or transfer of Bonds of the Twenty-third Series by the Collateral Agent or any person or entity that is a direct transferee of the Collateral Agent). However, the Company reserves the right to require payment of a sum sufficient to cover any tax or taxes or governmental or other charge that may be imposed in connection with any transfer or exchange of Bonds of the Twenty-third Series by any registered owner other than the Collateral Agent or any person or entity that is a direct transferee of the Collateral Agent, other than any exchange pursuant to Section 15, 54 or 115 of the Indenture not involving any transfer.

                  The Company has appointed The Bank of New York as its agent to receive Bonds of the Twenty-third Series presented or surrendered for payment, to receive Bonds of the Twenty-third Series surrendered for registration of transfer or exchange and to receive notices and demands to or upon the Company in respect of the Bonds of the Twenty-third Series and the Indenture; and the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York shall be the office or agency of the Company in the Borough of Manhattan, The City of New York at which such presentations, surrenders, notices and demands may be made or served.

                  Upon the delivery of this Twenty-third Supplemental Indenture, Bonds of the Twenty-third Series in the aggregate principal amount of $280,000,000 are to be issued forthwith and will be Outstanding in addition to the bonds hereinbefore stated to be Outstanding.

                  Bonds of the Twenty-third Series shall be subject to the following redemption and other terms and conditions:

                  (I) Bonds of the Twenty-third Series shall be subject to redemption as follows (but shall not otherwise be or become subject to redemption, whether at the option of the holders thereof or the Company or pursuant to any other requirements or provisions of the Indenture): (A) on each day on which the Loans are subject to prepayment in accordance with the Credit Agreement, Bonds of the Twenty-third Series shall be subject to redemption in an aggregate principal amount equal to the Applicable Share of the aggregate principal amount of the Loans that are so subject to prepayment on such day; and (B) on the Acceleration Day, the entire aggregate principal amount of the Bonds of the Twenty-third Series shall be subject to redemption (the "Acceleration Redemption"); in each case, without any necessity for notice or call by the Company or by the Corporate Trustee (such notice and call being waived by the registered owners of the Bonds of the Twenty-third Series by the acceptance of the Bonds of the Twenty-third Series and in connection with each Redemption Demand hereinafter described). Redemption of Bonds of the Twenty-third Series shall be at a redemption price equal to the principal amount of such Bonds of the Twenty-third Series (without premium), together with interest accrued on said principal to and including the date of redemption (collectively, a "Redemption Amount"). In the event of any failure by the Company to pay when due the Redemption Amount with respect to any redemption of Bonds of the Twenty-third Series, interest shall accrue on such unpaid Redemption Amount at the rates (and in amounts equal to the Applicable Share of the amounts) of interest that accrue on the corresponding unpaid principal of and interest on the Loans in accordance with the Credit Agreement.

                  The Corporate Trustee may conclusively presume that no redemption of Bonds of the Twenty-third Series is required pursuant to this subdivision (I) unless and until it shall have received a written notice from the Administrative Agent, signed by a person purporting to be its duly authorized officer, stating that the Loans are subject to prepayment or have been accelerated, in either case, in accordance with the Credit Agreement (a "Redemption Demand"). Each Redemption Demand also shall state the date on which the Loans are subject to prepayment or acceleration in accordance with the Credit Agreement, the principal amount of the Loans subject to such prepayment or acceleration on such date, the principal amount of Bonds of the Twenty-third Series to be redeemed on such date in accordance with this Twenty-third Supplemental Indenture by reason of such prepayment or acceleration, and the Redemption Amount payable with respect to such Bonds of the Twenty-third Series (determined in accordance with this Twenty-third Supplemental Indenture) and setting forth the amounts of the respective portions thereof representing principal of and interest on such Bonds of the Twenty-third Series. Each Redemption Demand shall be accompanied by a written waiver by the Collateral Agent, as registered owner of all Bonds of the Twenty-third Series then Outstanding, of notice of redemption and call for redemption by the Company or the Corporate Trustee of the Bonds of the Twenty-third Series subject to redemption as described in such Redemption Demand. The Corporate Trustee may conclusively presume the statements contained in each Redemption Demand to be correct (and the Corporate Trustee shall be fully protected in relying thereon).

                  (II) For the avoidance of any doubt (in the case of the following clauses (i) and (ii)) and notwithstanding anything herein or in any Bond of the Twenty-third Series to the contrary other than the provisions of subdivision (IV) below (in the case of the following clause (iii)): (i) prior to the Remedy Exercise Day (as hereinafter defined), each payment of principal of or interest on the Bonds of the Twenty-third Series that becomes due and payable on any day in accordance with this Twenty-third Supplemental Indenture (whether by reason of stated due date, acceleration, redemption or otherwise) shall correspond to, and be equal to the Applicable Share of, a payment of principal of or interest on the Loans that becomes due and payable on such day in accordance with the Credit Agreement; (ii) on the Acceleration Day, the Redemption Amount with respect to the Acceleration Redemption shall be due and payable; and (iii) on and after the Remedy Exercise Day (as hereinafter defined), (a) the Redemption Amount with respect to the Acceleration Redemption shall bear interest (to the extent permitted by law in the case of interest on the portion of the Redemption Amount representing interest on the applicable Bonds) at a variable rate per annum which rate for each day shall be equal to the Prime-Based Rate (as hereinafter defined and as calculated by the Corporate Trustee) for such day plus 6.75%, payable to the registered owners of the Bonds of the Twenty-third Series in the manner provided in the Mortgage for the payment of defaulted interest (including, without limitation, and if applicable, Section 76 of the Mortgage (as supplemented), and (b) payments of principal of and interest on the Bonds of the Twenty-third Series shall cease to correspond to payments of principal of and interest on the Loans (and shall not be satisfied and discharged by the satisfaction and discharge of the Loans).

                  As used herein, "Remedy Exercise Day" means the day (on or after the Acceleration Day) on which all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds are transferred by the Collateral Agent to or upon the order of the Lenders in full satisfaction and discharge of the Loans and the Obligations (as defined in the Collateral Agreement) pursuant to Section 4.1 of the Collateral Agreement (as such transfer is evidenced by the registration in the names of the transferees in such transfer of certificates evidencing all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds). The Corporate Trustee may conclusively presume that the Remedy Exercise Day has not occurred unless and until it shall have received a written notice from the Collateral Agent, signed by a person purporting to be its duly authorized officer, stating that the Remedy Exercise Day has occurred (the "Remedy Exercise Day Notice"). The Remedy Exercise Day Notice (i) shall set forth the date of the Remedy Exercise Day, (ii) in the case of any such transfer with respect to which the Corporate Trustee is not the transfer agent, have attached thereto, as evidence of the transfer of the Bonds of the Twenty-third Series and the South Dakota Credit Agreement Bonds that gave rise to the occurrence of the Remedy Exercise Day, copies of certificates registered in the names of the transferees in such transfer of all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds, and
(iii) if the Remedy Exercise Day Notice is received by the Corporate Trustee on a day other than the Remedy Exercise Day, the Prime Rate (as hereinafter defined) for each day on and after the Remedy Exercise Day and on and prior to the Business Day on which the Corporate Trustee received the Remedy Exercise Day Notice. The Corporate Trustee may conclusively presume the statements in the Remedy Exercise Day Notice to be correct (and the Corporate Trustee shall be fully protected in relying thereon).

                  As used herein, "Prime-Based Rate" means, with respect to a particular day (on or after the Remedy Exercise Day), the higher rate per annum of: (i) the "Prime Rate" (as hereinafter defined) for such day; and (ii) 4.0%. As used herein, "Prime Rate" means, with respect to a particular day, the "Prime-1 Rate" for such day as such rate shall appear on the Business Day next succeeding such day on the display on Moneyline Telerate, Inc. or any successor service on page 128 or any page that may replace page 128 on such service; provided that (a) if such day is not a Business Day, the Prime Rate for such day shall be such rate for the next preceding Business Day as so appearing on the next succeeding Business Day, and (b) if no such rate so appears on such next succeeding Business Day, the Prime Rate for such day shall be the "prime rate" for such day (or, if such day is not a Business Day, for the next preceding Business Day) as such rate appears on the next succeeding Business Day in the Wall Street Journal under the caption "Money Rates" (or if the Wall Street Journal ceases to be published or of general circulation, such other financial journal or newspaper of general circulation as is selected by the Corporate Trustee); provided further that, if no rate so appears on such next succeeding Business Day in the Wall Street Journal or such other financial journal or newspaper of general circulation, the Prime Rate for such day shall be the Prime Rate in effect with respect to the day on which the Prime Rate was last determinable in accordance with the foregoing provisions of this definition; and provided further that the Prime Rate for each day on and after the Remedy Exercise Day and on and prior to the Business Day on which the Corporate Trustee received the Remedy Exercise Day Notice shall be (i) the rate stated in the Remedy Exercise Day Notice as the Prime Rate for such day, or (ii) if no such rate for such day is stated in the Remedy Exercise Day Notice, the Prime Rate for the Business Day next succeeding the Business Day on which the Corporate Trustee received the Remedy Exercise Day Notice (as determined in accordance with the foregoing provisions of this definition).

                  (III) Prior to the Remedy Exercise Day, the obligation of the Company to make each payment of principal of or interest on the Bonds of the Twenty-third Series that becomes due and payable in accordance with this Twenty-third Supplemental Indenture (i) shall be fully satisfied and discharged if the corresponding payment of the principal of or interest on the Loans shall have been fully paid under and in accordance with the Credit Agreement, and (ii) shall be partially satisfied and discharged if the corresponding payment of the principal of or interest on the Loans shall have been partially paid under and in accordance with the Credit Agreement (such partial satisfaction and discharge with respect to the Bonds of the Twenty-third Series to be in an amount equal to the Applicable Share of the amount of such partial payment with respect to the Loans). Prior to the Remedy Exercise Day, the Corporate Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on the Bonds of the Twenty-third Series shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice from the Administrative Agent, signed by a person purporting to be its duly authorized officer, stating (i) that the Company has failed to make timely payment in full or in part of an amount of principal of and/or interest on the Loans which became due and payable in accordance with the Credit Agreement, (ii) the amount and date of such payment of principal of and/or interest on the Loans which the Company has failed to make in accordance with the Credit Agreement, and (iii) the amount of principal of and/or interest on the Bonds of the Twenty-third Series which, in accordance with this Twenty-third Supplemental Indenture, has not been satisfied and discharged by reason of such failure of the Company. The Corporate Trustee may conclusively presume the statements contained in any such notice from the Administrative Agent to be correct unless and until the Corporate Trustee shall receive a subsequent and/or modified notice from the Administrative Agent pursuant to and in accordance with this subdivision III (and the Corporate Trustee shall be fully protected in relying thereon). Without limitation of the foregoing, and for the avoidance of any doubt, it is expressly stated that, prior to the Remedy Exercise Day, the Corporate Trustee shall not be responsible for (i) the calculation of interest on the Bonds of the Twenty-third Series, or
(ii) the determination of any amount (including, without limitation, any principal of or interest on the Loans) that is payable or paid under the Credit Agreement.

                  (IV) Nothing herein or in any of the Bonds of the Twenty-third Series (including, without limitation, any reference to the principal payable with respect to the Bonds of the Twenty-third Series being determined on the basis of the Applicable Share of the principal payable with respect to the Loans) shall, or shall be deemed or construed to, (i) increase the aggregate principal amount of the Bonds of the Twenty-third Series that are Outstanding from time to time, (ii) cause or permit an amount of principal of the Bonds of the Twenty-third Series to be or to become due and payable which, when added to all other principal of such Bonds theretofore paid, exceeds $280,000,000, or
(iii) cause or permit to be or to become due and payable interest on the Bonds of the Twenty-third Series which is payable on any principal of the Bonds of the Twenty-third Series that is in excess of the principal of the Bonds of the Twenty-third Series as restricted pursuant to the preceding clauses (i) and
(ii).

                                   ARTICLE II

                   Additional Covenant for the Benefit of the
                        Bonds of the Twenty-third Series

                  Section 2.1 The Company covenants that so long as any of the Bonds of the Twenty-third Series shall remain Outstanding, (i) the Company shall not submit a request to the Corporate Trustee or otherwise apply to the Corporate Trustee for (a) the authentication and delivery of bonds pursuant to
Article V, VI or VII of the Mortgage (as supplemented), (b) the application of insurance proceeds pursuant to Section 37 of the Mortgage (as supplemented), (c) the release of property (including the withdrawal of cash) pursuant to Article XI of the Mortgage (as supplemented), or (d) the execution and delivery of an indenture supplemental to such Mortgage (as supplemented) (any such request or application being referred to as an "Application"), in any case, unless the Company shall have given to the Administrative Agent, at least the Required Number of Days (as hereinafter defined) prior to the submission to the Corporate Trustee of such Application, notice of its intention to apply to the Corporate Trustee for the taking of such action (an "Administrative Agent Notice"), and
(ii) the Company shall have furnished to the Corporate Trustee, in addition to the other materials required by the provisions of the Mortgage (as supplemented) to be furnished to the Corporate Trustee as part of such Application, a copy of the Administrative

Agent Notice with respect to such Application and a certificate of the President or a Vice President of the Company to the effect that at least the Required Number of Days has elapsed subsequent to the giving by the Company to the Administrative Agent of the Administrative Agent Notice with respect to such Application and prior to the submission to the Corporate Trustee of such Application (an "Administrative Agent Notice Certificate"). Receipt by the Corporate Trustee of a copy of the Administrative Agent Notice and the Administrative Agent Notice Certificate with respect to an Application shall be conditions to the taking of any action applied for in such Application. The Corporate Trustee shall have no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, any Administrative Agent Notice and any Administrative Agent Notice Certificate. As used herein, "Required Number of Days" means, with respect to an Application, three (3) Business Days (as defined in Article I, Section 1.1 of this Twenty-third Supplemental Indenture) or such shorter period of time to which the Administrative Agent shall have agreed in writing. For the avoidance of doubt, it is expressly stated that (i) an Administrative Agent Notice may cover one or more different Applications and one or more different actions to be taken pursuant to the same or different provisions of the Mortgage (as supplemented), and (ii) notwithstanding the number of Applications or actions covered by an Administrative Agent Notice, such Administrative Agent Notice need be given by the Company to the Administrative Agent only once (at least the Required Number of Days prior to the submission to the Corporate Trustee of the first Application covered by such Administrative Agent Notice).

                                  ARTICLE III

                             Amendments to Mortgage

                  Section 3.1 . So long as any of the Bonds of the Twenty-third Series remain Outstanding, Section 7 of the Mortgage is amended by adding at the end thereof the following additional paragraphs:

                  If any bonds Outstanding at the date of a Net Earning Certificate (except any for the refunding of which the bonds applied for are to be issued) or any bonds then applied for in pending applications (including the application in connection with which such Net Earning Certificate is made) bear or are to bear interest at a variable rate or variable rates such that the interest requirements with respect to such bonds for any twelve (12) month period prior to the stated maturity date of such bonds are not determinable at the date of such Net Earning Certificate (any such bonds being referred to as "Variable Rate Bonds"), then (in lieu of setting forth the Annual Interest Requirements (as otherwise prescribed by this Section 7), such Net Earning Certificate shall (A) set forth
         (i) the sum of the  amounts  required  by clauses  (i) through
         (iv) of paragraph (B) of this Section 7 (in the case of such clauses (i) and (ii), excluding the interest requirements in respect of the Variable Rate Bonds) (the sum of such amounts being referred to herein and to be referred to in such Net Earning Certificate as the "Fixed Rate Interest Amount"), and
         (ii) the amount (referred to herein and to be referred to in such

         Net Earning Certificate as the "Maximum Permitted Variable Rate Interest Amount") by which (x) one-half of the Adjusted Net Earnings of the Company set forth in such Net Earning Certificate, exceeds (y) the Fixed Rate Interest Amount set forth in such Net Earning Certificate, and (ii) if such Net Earning Certificate is accompanied by a certificate of an independent (as hereinafter defined) investment banking firm, signed by a managing director or officer thereof, to the effect that, based upon historical fluctuations in the indices upon which the variable rate or variable rates borne by the Variable Rate Bonds are based, and taking into account the margins to be added to or subtracted from such indices and/or any other adjustments to be made in determining such variable rate or variable rates and prevailing and projected conditions in the markets influencing such indices, such independent (as hereinafter defined) investment banking firm believes (or is of the view), as of the date of such certificate, that the aggregate amount of interest to be payable on all of the Variable Rate Bonds during any period of twelve (12) months prior to the stated maturity date last to occur of any of the Variable Rate Bonds will not exceed the Maximum Permitted Variable Rate Interest Amount (as calculated by the Company in such Net Earning Certificate without any responsibility on the part of such independent (as hereinafter defined) investment banking firm for the calculation thereof), such Net Earning Certificate shall be deemed for all purposes of the Mortgage (including, without limitation, Sections 26, 28 and 29 of the Mortgage) to show Adjusted Net Earnings of the Company to be as required by Section 27 of the Mortgage. As used in this
         Section 7, "independent" means, with respect to an investment banking firm that provides a certificate pursuant to this
         Section 7, that: (i) such investment banking firm is competent to provide such certificate (and such investment banking firm shall be conclusively presumed to be competent to provide such certificate if such investment banking firm is an investment banking firm of nationally recognized standing and engages in interest rate swap transactions in the ordinary course of its business); (ii) such investment banking firm does not have any direct or indirect investment in the Company or in any bonds that, as of the date of such certificate, are Outstanding or the subject of a pending application for authentication and delivery under the Mortgage (including, without limitation, any bonds that are subject of the Net Earning Certificate to which such certificate relates) or in any affiliate of the Company (other than de minimus amounts of loans or securities of the Company or affiliates of the Company held in its or its affiliates' accounts and any investment in, or ownership of, additional securities or loans of the Company or affiliates of the Company resulting from its market making activities in the ordinary course of its business); (iii) such investment banking firm is not, and none of its officers or directors is, an affiliate of the Company; and (iv) such investment banking firm is not acting as an underwriter with respect to any bonds that are the subject of the Net Earning Certificate to which such certificate relates or as an arranger or provider of the loans, extensions of credit or other securities (if any) for which such bonds are collateral security.

                  If the Company is a successor corporation (within the meaning of Section 86 of this Indenture), the "Adjusted Net Earnings of the Company" as set forth in each Net Earning Certificate shall be calculated as described in the last two sentences of Section 86 of this Indenture.

                  Section 3.2 So long as any of the Bonds of the Twenty-third Series remain Outstanding, Section 27 of the Mortgage is amended by adding at the end thereof the following additional sentence:

         As described in the penultimate paragraph of Section 7 hereof, and subject to the conditions therein specified, a Net Earning Certificate shall be deemed to show Adjusted Net Earnings of the Company to be as required by this Section 27 (without any necessity for such Net Earning Certificate to specify Annual Interest Requirements).

                  Section 3.3 So long as any of the Bonds of the Twenty-third Series are Outstanding, Section 86 of the Mortgage is amended by adding at the end thereof the following additional sentences:

         For the avoidance of any doubt, it is expressly stated that in the event that a successor corporation (having succeeded to and having been substituted for the Company in accordance with this Section 86) shall exercise any right under this Indenture (whether as to the issuance of additional bonds (including, without limitation, the Bonds of the Twenty-third Series), the withdrawal of cash, the release of property, the taking of credit under Section 39 or Section 40 hereof, or otherwise) and a Net Earning Certificate shall be required by the terms of this Indenture in connection therewith, the "Adjusted Net Earnings of the Company" shall be, and shall be stated in such Net Earning Certificate to be, the lesser of (A) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) on the basis of (i) the items set forth in clauses (1), (2), (4) and (6) of paragraph (A) of such Section 7 being such portions of such items of such successor corporation as are reasonably allocated by such successor corporation to or from the Mortgaged and Pledged Property as a plant or plants and an operating system or operating systems (and if, on the date of a Net Earning Certificate, such successor corporation shall be a party to any other general or first mortgage indenture and deed of trust relating to property other than the Mortgaged and Pledged Property and the lien of such other mortgage indenture and deed of trust shall not have been discharged, such reasonable allocation shall be in a manner consistent with the manner of allocation utilized and/or to be utilized by such successor corporation in making calculations of the "Adjusted Net Earnings of the Company" (or other comparable term) under and as defined in such other mortgage indenture and deed of trust), (ii) the item set forth in clause (8) of paragraph (A) of such Section 7 being calculated without regard to income (net) derived from any electric and/or gas utility business of the successor corporation in which the Mortgaged and Pledged Property is not utilized (but otherwise in accordance with such Section 7), and (iii) the item set forth in clause (10) of paragraph (A) of such Section 7 being calculated without regard to sub-clause (b) of such clause and without regard to the proviso to such clause (but otherwise in accordance with such clause), and (B) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of
         Section 7 of this Indenture (and the other  provisions of such
         Section 7 that are relevant to such paragraph) (without any allocation or distinction as to the derivation of the items set forth in any of the clauses of paragraph (A) of such
         Section 7, other than allocation or distinction between (i) the electric and/or gas utility business or businesses in which such successor corporation is engaged (whether or not the Mortgaged and Pledged Property is utilized in connection therewith), and (ii) the other business or businesses in which such successor corporation is engaged (with such other business or businesses being given effect under the items set forth in clauses (8) and (10) of paragraph (A) of such Section
         7)). Each such Net Earning Certificate shall contain a statement of the signers of such Net Earning Certificate that, in the opinion of such signers, the allocations made in the calculations of "Adjusted Net Earnings of the Company" as set forth in such Net Earning Certificate are in accordance with the requirements of the preceding sentence of this Section 86.

                                   ARTICLE IV

                                  Miscellaneous

                  Section 4.1 Except as otherwise expressly provided herein, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Twenty-third Supplemental Indenture, have the meaning specified in the Mortgage, as heretofore supplemented.

                  Section 4.2 The Trustees hereby accept the trust herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions.

         The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore supplemented, shall apply to and form part of this Twenty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-third Supplemental Indenture.

                  Section 4.3 Whenever in this Twenty-third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                  Section 4.4 Nothing in this Twenty-third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Twenty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons now, or to be, Outstanding under the Indenture.

                  Section 4.5 This Twenty-third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and MARYBETH LEWICKI, for all like purposes, has hereunto set her hand and affixed her seal, as of the day and year first above written.



                             NORTHWESTERN CORPORATION



                             By:    /s/ Eric R. Jacobsen
                                    ---------------------------------
                             Name:  Eric R. Jacobsen
                             Title: Senior Vice President, General Counsel,
                                    Chief Legal Officer and Assistant
                                    Corporate Secretary


[SEAL]

Attest:

 /s/ Alan D. Dietrich
-----------------------------
Name:     Alan D. Dietrich
Title:    Corporate Secretary



Executed, sealed and delivered by
NORTHWESTERN CORPORATION
in the presence of:


 /s/ Karen L. Smook
-----------------------------

 /s/ Corinne Bohrer
-----------------------------

         STATE OF SOUTH DAKOTA)
                              : ss.
         COUNTY OF MINNEHAHA  )

                  This instrument was acknowledged before me on this 10th day of February, 2003, by Eric R. Jacobsen, Senior Vice President, General Counsel, Chief Legal Officer and Assistant Corporate Secretary, of NORTHWESTERN CORPORATION, a Delaware corporation.


                                     /s/ Karen L. Smook
                                    --------------------------------------------
                                    Print Name: Karen L. Smook
                                    Notary Public for the State of South Dakota
                                    Residing at Brandon, South Dakota
                                    My Commission expires 7-12-2005

         [SEAL]

                                               THE BANK OF NEW YORK,
                                                 as Corporate Trustee


                                               By:  /s/ Barbara A. Bevelaqua
                                                    ----------------------------
                                                    Name:  Barbara A. Bevelaqua
                                                    Title: Vice President

[SEAL]


Attest:


 /s/ Stacey B. Poindexter
------------------------------------
Name:    Stacey B. Poindexter
Title:   Assistant Treasurer




                                                /s/ MaryBeth Lewicki
                                               ---------------------------------
                                               MARYBETH LEWICKI, as Co-Trustee


Executed,  sealed and delivered by
THE BANK OF NEW YORK and
MARYBETH  LEWICKI in the presence of:



 /s/ Jeremy Finkelstein
-----------------------------

 /s/ Regina F. Johnson
-----------------------------

         STATE OF NEW YORK    )
                              : ss.
         COUNTY OF NEW YORK   )

                  This instrument was acknowledged before me on this 10th day of February, 2003, by Barbara A. Bevelaqua, Vice President of THE BANK OF NEW YORK, a New York corporation.


                                           /s/ William J. Cassells
                                          ------------------------
                                             WILLIAM J. CASSELLS
                                      Notary Public, State of New York
                                               No. 01CA5027729
                                          Qualified in Bronx County
                                       Commission Expires May 16, 2006


         [SEAL]

         STATE OF NEW YORK    )
                              : ss.
         COUNTY OF NEW YORK   )

                  This instrument was acknowledged before me on this 10th day of February, 2003, by MARYBETH LEWICKI.


                                           /s/ William J. Cassells
                                          ------------------------
                                             WILLIAM J. CASSELLS
                                      Notary Public, State of New York
                                               No. 01CA5027729
                                          Qualified in Bronx County
                                       Commission Expires May 16, 2006



         [SEAL]

                                 Exhibit A-1 to
                       Twenty-third Supplemental Indenture


                    [FORM OF NOTICE OF REMOVAL OF CO-TRUSTEE]


                  NOTICE IS HEREBY GIVEN that the undersigned NORTHWESTERN CORPORATION has removed DOUGLAS J. MACINNES as successor Co-Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945, as amended, of NorthWestern Corporation (as successor thereunder to NorthWestern Energy, L.L.C., in turn successor thereunder to The Montana Power Company) to The Bank of New York (as successor thereunder to Guaranty Trust Company of New York) and Douglas J. MacInnes (as indirect successor thereunder to Arthur E. Burke), as Trustees, such removal having taken effect at the close of business on February 7, 2003.


Dated: February     , 2003

                                               NORTHWESTERN CORPORATION





                                     A-1-1

                                 Exhibit A-2 to
                       Twenty-third Supplemental Indenture


             [FORM OF NOTICE OF APPOINTMENT OF SUCCESSOR CO-TRUSTEE]


                  NOTICE IS HEREBY GIVEN that the undersigned NORTHWESTERN CORPORATION, having removed Douglas J. MACInnes as successor Co-Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945, as amended, of NorthWestern Corporation (as successor thereunder to NorthWestern Energy, L.L.C., in turn successor thereunder to The Montana Power Company) to The Bank of New York (successor thereunder to Guaranty Trust Company of New York) and Douglas J. MacInnes (as indirect successor thereunder to Arthur E. Burke), as Trustees, has appointed MARYBETH LEWICKI as successor Co-Trustee under such Mortgage and Deed of Trust, and MaryBeth Lewicki has accepted such appointment, effective as of the close of business on February 7, 2003.


Dated:   February     , 2003

                                               NORTHWESTERN CORPORATION




                                     A-2-1

                                  Exhibit B to
                       Twenty-third Supplemental Indenture



                                  Form of Bond

          [FORM OF FIRST MORTGAGE BOND, CREDIT AGREEMENT (2002) SERIES,
                                    DUE 2006]

      TRANSFER OF THIS BOND IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER
             CONTAINED IN THE MORTGAGE TO WHICH REFERENCE IS MADE IN
            THIS BOND. THE TRANSFER RESTRICTIONS ARE DESCRIBED ON THE
                              REVERSE OF THIS BOND.

                            NORTHWESTERN CORPORATION

                              First Mortgage Bond,
                    Credit Agreement (2002) Series, due 2006

No. R-                                                        $ ________________

                  NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to CREDIT SUISSE FIRST BOSTON, AS COLLATERAL AGENT UNDER THE BOND COLLATERAL AGREEMENT to which reference is hereinafter made, or (subject to the transfer restrictions hereinafter described) registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the sum of _________ dollars, in installments prior to, and the balance on, December 1, 2006 (the "Maturity Date"), in each case, in such amount as is hereinafter described for such installment or such balance, as applicable, and in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner interest thereon as hereinafter described in like coin or currency and at such office or agency.

                  The bonds of the series of which this bond is one have been issued to Credit Suisse First Boston, acting through its Cayman Islands Branch, as collateral agent (together with its successors in such capacity, the "Collateral Agent") under the Bond Collateral Agreement, dated as of February 10, 2003 (as amended or otherwise modified, or as waived, or as replaced, in each case, from time to time in accordance with its terms, the "Collateral Agreement"), between the Company and the Collateral Agent, to secure the obligations of the Company to pay when due the Applicable Share (as hereinafter defined) of the principal of and interest on the loans (the "Loans") made and outstanding under the Credit Agreement, dated as of December 17, 2002 (as amended or otherwise modified, or as waived, or as replaced, in each case, from time to time in accordance with its terms, the "Credit Agreement"), among the Company, as borrower, the several lenders from time to time parties thereto (the "Lenders") and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent (together with its successors in such capacity, the "Administrative Agent").

                  The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set fully forth at this place.

                  This instrument shall not become obligatory until The Bank of New York (successor to Morgan Guaranty Trust Company of New York), the Corporate Trustee under the Mortgage (referred to on the reverse hereof), or its successors thereunder, shall have signed the form of authentication certificate endorsed hereon.

                  IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

                            NORTHWESTERN CORPORATION

                            By:
                               ----------------------------------------------
                                     [Title]
Attest:

-------------------------
       [Title]

(Seal)

                              CORPORATE TRUSTEE'S
                           AUTHENTICATION CERTIFICATE

                  This  bond  is  one  of  the  bonds,   of  the  series  herein
designated, described or provided for in the within-mentioned Mortgage.

                            THE BANK OF NEW YORK,
                              as Corporate Trustee

                            By:
                               ----------------------------------------------
                                  Authorized Signatory

                            [FORM OF REVERSE OF BOND]

General
-------

                  This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Credit Agreement (2002) Series, due 2006 (sometimes herein referred to as the "Bonds of the Twenty-third Series"), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Twenty-third Supplemental Indenture dated as of February 1, 2003 (the "Twenty-third Supplemental Indenture"), called the "Mortgage"), dated as of October 1, 1945, executed by The Montana Power Company (NorthWestern Corporation, successor thereunder) to Guaranty Trust Company of New York (The Bank of New York, successor thereunder) and Arthur E. Burke (MaryBeth Lewicki, successor thereunder), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees, the terms and conditions upon which the bonds are and are to be secured, the circumstances under which additional bonds may be issued and the definition of any capitalized term used herein but not defined herein. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66-2/3% in principal amount of the bonds then Outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be affected, then also by affirmative vote of the holders of at least 66-2/3% in principal amount of the bonds then Outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.

                  The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

                  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

Transfer Provisions and Restrictions
------------------------------------

                  Bonds of the Twenty-third Series shall not be transferable except to any successor Collateral Agent under the Collateral Agreement; provided, however, that, subject to compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"),
(i) on or after the day on which the Loans are accelerated in accordance with the Credit Agreement (the "Acceleration Day"), all (but not less than all) of the Bonds of the Twenty-third Series shall be transferable by the Collateral Agent (together with all (but not less than all) of the South Dakota Credit Agreement Bonds (as hereinafter defined)) to or upon the order of the Lenders in full satisfaction and discharge of the Loans and the Obligations (as defined in the Collateral Agreement) pursuant to Section 4.1 of the Collateral Agreement, and (ii) following such transfer by the Collateral Agent, Bonds of the Twenty-third Series shall be transferable (without restriction (except as hereinafter in the following two paragraphs described)) by the registered owners thereof.

                  As a condition precedent to any transfer of the Bonds of the Twenty-third Series by the Collateral Agent, the Collateral Agent shall submit to the Company, the Corporate Trustee and, if applicable, any bond registrar or transfer agent for the Bonds of the Twenty-third Series (in addition to all other documents and instruments required to be submitted pursuant to the Mortgage) a certificate of the Collateral Agent, signed by a person purporting to be its duly authorized officer, certifying that the transferee in such transfer is a successor Collateral Agent under the Collateral Agreement or that the transferees in such transfer are the Lenders or persons or entities specified by the Lenders to which on or after the Acceleration Day all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds (as hereinafter defined) are being transferred in full satisfaction and discharge of the Loans and the Obligations (as defined in the Collateral Agreement) pursuant to Section 4.1 of the Collateral Agreement (and the Corporate Trustee may conclusively presume the statements in any such certificate of the Collateral Agent to be correct and shall be fully protected in relying thereon). As a condition precedent to any transfer of any Bond of the Twenty-third Series to a transferee other than a successor Collateral Agent, the transferor in such transfer shall deliver to the Company, the Corporate Trustee and, if applicable, any bond registrar or transfer agent for the Bonds of the Twenty-third Series (in addition to all other documents and instruments required to be submitted pursuant to the Mortgage), (i) an opinion of counsel reasonably satisfactory to the Company, the Corporate Trustee and, if applicable, any bond registrar or transfer agent for the Bonds of the Twenty-third Series, or (ii) a certificate of the transferor in such transfer, signed by a person purporting to be its duly authorized officer, reasonably satisfactory to the Company, the Corporate Trustee and, if applicable, the bond registrar or transfer agent for the Bonds of the Twenty-third Series, in either case, to the effect that such transfer is either (A) covered by an effective registration statement of the Company under the Securities Act (setting forth the registration number and the date of effectiveness of such registration statement), or (B) exempt from registration under the Securities Act (setting forth the applicable exemption from registration being relied upon and the reason such exemption is applicable to such transfer).

                  Any such transfer is to be made as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of the applicable Bond of the Twenty-third Series, and, thereupon, a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name any Bond of the Twenty-third Series is registered as the absolute owner thereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

                  In the manner prescribed in the Mortgage, Bonds of the Twenty-third Series upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of registered bonds of the same series of other authorized denominations.

                  As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed; provided, however, that pursuant to a waiver by the Company in the Twenty-Third
Supplemental Indenture, these restrictions shall not be applicable to any transfer of the Bonds of the Twenty-third Series on or prior to the Remedy Exercise Day (as hereinafter defined).

Principal
---------

         Principal of the Bonds of the Twenty-third Series, of which this bond is one, is scheduled to be paid as follows: (A) on the last Business Day (as hereinafter defined) of each March, June, September and December occurring prior to the Maturity Date (commencing March 31, 2003), an installment of principal of the Bonds of the Twenty-third Series in an amount equal to $700,000 (said amount representing one quarter of one percent (0.25%) of the original aggregate principal amount of the Bonds of the Twenty-third Series) is due and payable; and (B) on the Maturity Date, the balance of the principal of the Bonds of the Twenty-third Series is due and payable; in each case, unless an equal installment or balance of the principal of the Loans is not due and payable on such Business Day or the Maturity Date, as applicable, in accordance with the Credit Agreement by reason of prior prepayment of the Loans (in which event, there shall be due and payable on the Bonds of the Twenty-third Series on such Business Day or on the Maturity Date, as applicable, an amount of principal of said Bonds equal to the Applicable Share of the amount of principal of the

Loans that is payable on such Business Day or on the Maturity Date, as applicable, in accordance with the Credit Agreement). As used herein, "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

Interest
--------

         The unpaid principal amount of the Bonds of the Twenty-third Series, of which this Bond is one, bears interest at one or more variable interest rates per annum which rate or rates for each day shall be equal to the rate or rates per annum borne by the Loans in accordance with the Credit Agreement for such day (calculated in the manner provided in the Credit Agreement for the calculation of interest on the Loans), payable on each day on which interest is payable on the Loans in accordance with the Credit Agreement (and in an amount equal to the Applicable Share of the amount of interest that is payable on the Loans on such day in accordance with the Credit Agreement) to the Collateral Agent, as the registered owner, without regard to, or necessity for, any record date.

Applicable Share
----------------

         As used herein,  "Applicable  Share"  means,  as of any day, a fraction
(expressed as a percentage rounded to the eighth decimal place), (i) the numerator of which is the aggregate principal amount of the Bonds of the Twenty-third Series that are Outstanding on such day, and (ii) the denominator of which is the sum of (a) the aggregate principal amount of the Bonds of the Twenty-third Series that are Outstanding on such day, plus (b) the aggregate principal amount of the New Mortgage Bonds, Credit Agreement (2002) Series, due 2006, of the Company (the "South Dakota Credit Agreement Bonds") that are outstanding on such day under the Company's South Dakota Mortgage (as defined in the Twenty-third Supplemental Indenture).

Redemption
----------

         Bonds of the Twenty-third Series, of which this bond is one, are subject to redemption as follows (but shall not otherwise be or become subject to redemption, whether at the option of the holders thereof or the Company or pursuant to any other requirements or provisions of the Indenture): (A) on each day on which the Loans are subject to prepayment in accordance with the Credit Agreement, Bonds of the Twenty-third Series shall be subject to redemption in an aggregate principal amount equal to the Applicable Share of the aggregate principal amount of the Loans that are so subject to prepayment on such day; and
(B) on the Acceleration Day, the entire aggregate principal amount of the Bonds of the Twenty-third Series shall be subject to redemption (the "Acceleration Redemption"); in each case, without any necessity for notice or call by the Company or the Corporate Trustee (such notice and call being waived by the registered owners of the Bonds of the Twenty-third Series by the acceptance of the Bonds of the Twenty-third Series and in connection with each Redemption Demand (as hereinafter defined)). Redemption of Bonds of the Twenty-third Series, of which this bond is one, shall be at a redemption price equal to the principal amount of such Bonds of the Twenty-third Series (without premium), together with interest accrued on said principal to and including the date of redemption (collectively, a "Redemption Amount"). In the event of any failure by the Company to pay when due the Redemption Amount with respect to any redemption of Bonds of the Twenty-third Series, interest shall accrue on such unpaid Redemption Amount at the rate or rates (and in amounts equal to the Applicable Share of the amounts) of interest that accrue on the corresponding unpaid principal of and interest on the Loans in accordance with the Credit Agreement.

         The Corporate Trustee may conclusively presume that no redemption of Bonds of the Twenty-third Series is required unless and until it shall have received a written notice from the Administrative Agent, signed by a person purporting to be its duly authorized officer, stating that the Loans are subject to prepayment or have been accelerated, in either case, in accordance with the Credit Agreement (a "Redemption Demand"). Each Redemption Demand also shall state the date on which the Loans are subject to prepayment or acceleration in accordance with the Credit Agreement, the principal amount of the Loans subject to such prepayment or acceleration on such date, the principal amount of the Bonds of the Twenty-third Series to be redeemed on such date in accordance with the Twenty-third Supplemental Indenture by reason of such prepayment or acceleration, and the Redemption Amount payable with respect to such Bonds of the Twenty-third Series (determined in accordance with the Twenty-third Supplemental Indenture and setting forth the amounts of the respective portions thereof representing principal of and interest on such Bonds of the Twenty-third Series). Each Redemption Demand shall be accompanied by a written waiver by the Collateral Agent, as registered owner of all of the Bonds of the Twenty-third Series then Outstanding, of notice of redemption and call for redemption by the Company or the Corporate Trustee of the Bonds of the Twenty-third Series subject to redemption as described in such Redemption Demand. The Corporate Trustee may conclusively presume the statements contained in each Redemption Demand to be correct.

Additional Terms
----------------

         Bonds of the Twenty-third Series shall be subject to the following other terms and conditions:

         (I) For the avoidance of any doubt (in the case of the following clauses (ii) and (iii)) and notwithstanding anything herein or in the Twenty-third Supplemental Indenture to the contrary other than the provisions of subdivision (III) below (in the case of the following clause (iii)): (i) prior to the Remedy Exercise Day (as hereinafter defined), each payment of principal of or interest on the Bonds of the Twenty-third Series that becomes due and payable on any day (whether by reason of stated due date, acceleration, redemption or otherwise) shall correspond to, and be equal to the Applicable Share of, a payment of principal of or interest on the Loans that becomes due and payable on such day in accordance with the Credit Agreement; (ii) on the Acceleration Day, the Redemption Amount with respect to the Acceleration Redemption shall be due and payable; and (iii) on and after the Remedy Exercise Day (as hereinafter defined), (a) the Redemption Amount with respect to the

Acceleration Redemption shall bear interest (to the extent permitted by law in the case of interest on the portion of the Redemption Amount representing interest on the applicable Bonds) at a variable rate per annum which rate for each day shall be equal to the Prime-Based Rate (as defined in the Twenty-third Supplemental Indenture and as calculated by the Corporate Trustee) for such day plus 6.75%, payable in the manner provided in the Mortgage for the payment of defaulted interest (including, without limitation, if applicable, Section 76 of the Mortgage), and (b) payments of principal of and interest on the Bonds of the Twenty-third Series shall cease to correspond to payments of principal of and interest on the Loans (and shall not be satisfied and discharged by the satisfaction and discharge of the Loans). As used herein, "Remedy Exercise Day" means the day (on or after the Acceleration Day) on which all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds are transferred by the Collateral Agent to or upon the order of the Lenders in full satisfaction and discharge of the Loans and the Obligations (as defined in the Collateral Agreement) pursuant to
Section 4.1 of the Collateral Agreement (as such transfer is evidenced by the registration in the names of the transferees in such transfer of certificates evidencing all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds).

         The Corporate Trustee may conclusively presume that the Remedy Exercise Day has not occurred unless and until it shall have received a written notice from the Collateral Agent, signed by a person purporting to be its duly authorized officer, stating that the Remedy Exercise Day has occurred (the "Remedy Exercise Day Notice"). The Remedy Exercise Day Notice (i) shall set forth the date of the Remedy Exercise Day, (ii) in the case of any such transfer with respect to which the Corporate Trustee is not the transfer agent, have attached thereto, as evidence of the transfer of the Bonds of the Twenty-third Series and the South Dakota Credit Agreement Bonds that gave rise to the occurrence of the Remedy Exercise Day, copies of certificates registered in the names of the transferees in such transfer of all (but not less than all) of the Bonds of the Twenty-third Series and all (but not less than all) of the South Dakota Credit Agreement Bonds, and (iii) if the Remedy Exercise Day Notice is received by the Corporate Trustee on a day other than the Remedy Exercise Day, the Prime Rate (as defined in the Supplemental Indenture) for each day on and after the Remedy Exercise Day and on and prior to the Business Day on which the Corporate Trustee received the Remedy Exercise Day Notice. The Corporate Trustee may conclusively presume the statements in the Remedy Exercise Day Notice to be correct (and the Corporate Trustee shall be fully protected in relying thereon).

         (II) Prior to the Remedy Exercise Day, the obligation of the Company to make each payment of principal of or interest on the Bonds of the Twenty-third Series that becomes due and payable in accordance with the Twenty-third
Supplemental Indenture (i) shall be fully satisfied and discharged if the corresponding payment of the principal of or interest on the Loans shall have been fully paid under and in accordance with the Credit Agreement, and (ii) shall be partially satisfied and discharged if the corresponding payment of the principal of or interest on the Loans shall have been partially paid under and in accordance with the Credit Agreement (such partial satisfaction and discharge with respect to the Bonds of the Twenty-third Series to be in an amount equal to the Applicable Share of the amount of such partial payment with respect to the Loans).

         (III) Nothing in any of the Bonds of the Twenty-third Series (including, without limitation, any reference to the principal payable with respect to the Bonds of the Twenty-third Series being determined on the basis of the Applicable Share of the principal payable with respect to the Loans) shall, or shall be deemed or construed to, (i) increase the aggregate principal amount of the Bonds of the Twenty-third Series that are Outstanding from time to time,
(ii) cause or permit an amount of principal of the Bonds of the Twenty-third Series to be or to become due and payable which, when added to all other principal of such Bonds theretofore paid, exceeds $280,000,000, or (iii) cause or permit to be or to become due and payable interest on the Bonds of the Twenty-third Series which is payable on any principal of the Bonds of the Twenty-third Series that is in excess of the principal of the Bonds of the Twenty-third Series as restricted pursuant to the preceding clauses (i) and
(ii).